Exhibit 99.1
EverCommerce Announces Third Quarter 2026 Financial Results
Denver, CO (November 5, 2026) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), is a leading provider of integrated, vertically-tailored software-as-a-service solutions or services that help service-based small and medium-sized businesses run smarter and grow faster, today announced financial results for the quarter ended September 30, 2026.
Third Quarter 2026 Financial Highlights
•Revenue from continuing operations of $151.4 million, an increase of 2.7% compared to $147.5 million for the quarter ended September 30, 2025. Pro Forma Revenue increased 2.1% to $151.4 million, compared to $148.3 million for the quarter ended September 30, 2025.
•Subscription and transaction fees revenue from continuing operations of $148.2 million, an increase of 4.2% compared to $142.2 million for the quarter ended September 30, 2025. Pro Forma subscription and transaction fees revenue increased 3.6% to $148.2 million, compared to $143.1 million for the quarter ended September 30, 2025.
•Net income from continuing operations was $6.0 million, or $0.03 per basic and diluted share, for the quarter ended September 30, 2026, compared to $5.8 million, or $0.03 per basic and diluted share, for the quarter ended September 30, 2025.
•Adjusted EBITDA from continuing operations was $45.0 million for the quarter ended September 30, 2026, compared to $46.5 million for the quarter ended September 30, 2025.
“Third quarter revenue was below the low end of our guidance, while Adjusted EBITDA came in at the midpoint,” said Alex Goor, CEO of EverCommerce. “The revenue miss was driven primarily by non-MRR items, including vendor rebates and Security & Alarm milestone delays, along with continued softness in organic search–driven customer acquisition. Our priority is to strengthen performance through better business fundamentals, not pricing. Our updated outlook reflects where we exited the quarter, and it includes targeted investment in paid media for our PLG businesses to drive new customer acquisition. We’ve made meaningful changes to our leadership team over the last several months, and having spent time across our entire product portfolio, I’m excited by the potential in many areas of our business. We will invest dynamically as we identify opportunities to accelerate growth. We're realistic that this work will take time, but I’m confident we’re taking the right steps to return EverCommerce to long-term profitable growth, with revenue reaccelerating as we exit 2027.”
A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Key Performance Metrics.”
Share Repurchases
On September 11, 2026, our Board of Directors approved a $25.0 million increase in the previously announced stock repurchase authorization that is in effect through December 31, 2027. The total authorization since the repurchase program began allows for the purchase up to $325.0 million in shares of the Company’s common stock.
The Company repurchased and retired 1.6 million shares of common stock for approximately $15.7 million during the three months ended September 30, 2026. As of September 30, 2026, $28.5 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in privately negotiated transactions. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, November 5, 2026, the Company is issuing the following financial guidance for the full year 2026.
•Revenue is expected to be approximately $600 million.
•Adjusted EBITDA is expected to be approximately $170 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our third quarter 2026 results and outlook today, November 5, 2026, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercommerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.
Investor Contact
Ryan Siurek
Chief Financial Officer
720-407-2888
IR@evercommerce.com

About EverCommerce
EverCommerce (Nasdaq: EVCM), a company dedicated to simplifying operations and empowering growth for service SMBs, enables more than 745,000 SMB customers worldwide with software that helps them schedule and manage work, communicate with customers and patients, bill and get paid, and build lasting customer relationships. With its EverPro, EverHealth, and EverWell brands specializing in the Home, Health, and Wellness service industries, EverCommerce delivers AI-driven workflows that matter most so service professionals can spend more time delivering great outcomes and less time on administrative work. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, including our guidance, AI based tools and anticipated expansion efforts, future stock repurchases, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our historical growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; our and our third-party providers' exposure to cybersecurity risks and incidents; our use of AI technologies and evolving regulatory framework governing the use of such technologies; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; impairment in the value of our goodwill or intangible assets; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; the impact of a future pandemic, epidemic or outbreak of an infectious disease on our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to scrutiny on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; the impact of our use of AI technologies on our ability to obtain intellectual property protection in our solutions; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures and Key Performance Metrics
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Unless otherwise indicated, all non-GAAP financial measures are presented on the basis of continuing operations only.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, Pro Forma Subscription and Transaction Fees Revenue Growth Rate. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are key performance measures that our management uses to assess our consolidated operating performance from continuing operations over time. Management also uses these metrics for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are calculated as though all acquisitions and divestitures completed as of the end of the latest period were completed as of the first day of the prior year period presented. In calculating Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) and exclude revenue from divestitures for the reporting periods prior to the date of divestiture, and then, calculate our revenue growth rate between the two reported periods. As a result, these metrics include pro forma revenue from businesses acquired and excludes revenue from businesses divested of during the period, including revenue generated during periods when we did not yet own the acquired businesses and excludes revenue prior to the divestiture of the business. In including such pre-acquisition revenue and excluding pre-divestiture revenue, these metrics allow us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate do not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions and divestitures been consummated on the first day of the prior year period presented. We believe that these metrics are useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions and divestitures. These metrics are particularly useful to management due to the number of acquired entities.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.

Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation, and transaction-related and other non-recurring or unusual costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring or unusual costs are expenses such as impairment charges, (gains) losses from divestitures, system implementation costs including amortization of cloud-based software implementation costs, executive separation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformational improvements. Transaction-related and other non-recurring or unusual costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	September 30,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$139,007	$129,730
Accounts receivable, net of allowance for expected credit losses of $3.3 million and $3.6 million at September 30, 2026 and December 31, 2025, respectively	35,517	37,046
Contract assets	14,097	11,612
Prepaid expenses and other current assets	34,936	34,391
Total current assets	223,557	212,779
Property and equipment, net	5,533	5,744
Capitalized software, net	70,633	58,968
Other non-current assets	40,387	36,261
Intangible assets, net	131,214	164,240
Goodwill	892,527	893,802
Total assets	1,363,851	1,371,794
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,845	$5,125
Accrued expenses and other	50,897	55,836
Deferred revenue	21,951	21,670
Customer deposits	14,604	12,519
Current maturities of long-term debt	5,500	5,500
Total current liabilities	104,797	100,650
Long-term debt, net of current maturities and deferred financing costs	514,220	517,891
Other non-current liabilities	29,954	36,380
Total liabilities	648,971	654,921
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 175,675,182 and 178,111,971 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	2	2
Accumulated other comprehensive loss	(14,275)	(12,686)
Additional paid-in capital	1,349,726	1,373,022
Accumulated deficit	(620,573)	(643,465)
Total stockholders’ equity	714,880	716,873
Total liabilities and stockholders’ equity	$1,363,851	$1,371,794

EverCommerce Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Revenues:
Subscription and transaction fees	$148,159	$142,184	$437,608	$422,804
Other	3,286	5,282	13,319	14,950
Total revenues	151,445	147,466	450,927	437,754
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	31,421	33,475	96,622	98,058
Sales and marketing	33,311	26,526	100,122	85,920
Product development	21,547	19,387	64,142	58,847
General and administrative	36,441	35,362	100,755	98,764
Depreciation and amortization	15,407	16,763	45,786	50,120
Loss on sale and impairments	473	—	604	85
Total operating expenses	138,600	131,513	408,031	391,794
Operating income	12,845	15,953	42,896	45,960
Interest and other expense, net	(5,720)	(8,902)	(16,780)	(30,459)
Net income from continuing operations before income tax expense	7,125	7,051	26,116	15,501
Income tax expense	(1,120)	(1,247)	(3,224)	(3,002)
Net income from continuing operations	6,005	5,804	22,892	12,499
Income (loss) from discontinued operations, net of income tax	—	5,312	—	(943)
Net income	6,005	11,116	22,892	11,556
Other comprehensive income:
Foreign currency translation gain (loss), net	13	(2,718)	(1,589)	1,768
Comprehensive income	$6,018	$8,398	$21,303	$13,324

Basic net income (loss) per share attributable to common stockholders:
Continuing operations	$0.03	$0.03	$0.13	$0.07
Discontinued operations	—	0.03	—	(0.01)
Total	$0.03	$0.06	$0.13	$0.06

Diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$0.03	$0.03	$0.13	$0.07
Discontinued operations	—	0.03	—	(0.01)
Total	$0.03	$0.06	$0.13	$0.06

Weighted-average shares of common stock outstanding used in computing net income (loss) per share:
Basic	176,083,177	180,977,363	176,891,295	182,341,634
Diluted	177,123,291	183,686,560	179,040,219	184,709,684

EverCommerce Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2026	2025
Cash flows provided by operating activities:
Net income	$22,892	$11,556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,786	51,313
Stock-based compensation expense	23,172	22,046
Deferred taxes	1,801	2,487
Amortization of deferred financing costs and non-cash interest	790	1,145
Loss on sale and impairments	604	6,959
Bad debt expense	2,615	4,423
(Gain) loss on interest rate swap valuation adjustments	(7,354)	6,047
Other non-cash items	2,271	1,145
Changes in operating assets and liabilities:
Accounts receivable, net	(1,160)	(12,515)
Prepaid expenses and other current assets	(3,387)	(2,655)
Other non-current assets	(1,604)	(2,222)
Accounts payable	6,741	(327)
Accrued expenses and other	(3,479)	4,609
Deferred revenue	374	860
Other non-current liabilities	(4,027)	(4,688)
Net cash provided by operating activities	86,035	90,183
Cash flows used in investing activities:
Purchases of property and equipment	(1,627)	(1,933)
Capitalization of software costs	(23,696)	(20,936)
Proceeds from disposition of fitness solutions, net of transaction costs, cash and restricted cash	—	2,271
Acquisition, net of cash acquired	—	(35,856)
Net cash used in investing activities	(25,323)	(56,454)
Cash flows used in financing activities:
Payments on long-term debt	(4,125)	(4,125)
Deferred financing costs	—	(940)
Exercise of stock options, net	3,390	6,908
Proceeds from common stock issuance for Employee Stock Purchase Plan	1,528	1,562
Employee taxes paid for RSU withholdings	(6,915)	(5,250)
Repurchase and retirement of common stock	(44,227)	(60,497)
Net cash used in financing activities	(50,349)	(62,342)
Effect of foreign currency exchange rate changes on cash	(1,086)	130
Net increase (decrease) in cash and cash equivalents, including cash classified as held for sale	9,277	(28,483)
Cash and cash equivalents, including cash classified as held for sale:
Beginning of period	129,730	135,782
End of period	$139,007	$107,299
Supplemental disclosures of cash flow information:
Cash paid for interest	$23,595	$27,256
Cash paid for income taxes	$2,768	$3,071

EverCommerce Inc.
Non-GAAP Financial Measures and Key Performance Metrics
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Pro Forma Revenue:
Revenue	$151,445	$147,466	$450,927	$437,754
Plus acquisition revenue (1)	—	874	—	2,813
Pro Forma Revenue	$151,445	$148,340	$450,927	$440,567
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date (see the Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Pro Forma Subscription and Transaction Fees Revenue:
Subscription and transaction fees revenue	$148,159	$142,184	$437,608	$422,804
Plus acquisition revenue (1)	—	874	—	2,813
Pro Forma Subscription and Transaction Fees Revenue	$148,159	$143,058	$437,608	$425,617
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date (see the Pro Forma Subscription and Transaction Fees Revenue and Pro Forma Subscription and Transaction Fees Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit from continuing operations	$114,837	$109,145	$339,189	$325,645
Depreciation and amortization	5,187	4,846	15,116	14,051
Adjusted gross profit from continuing operations	$120,024	$113,991	$354,305	$339,696

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(in thousands)

Reconciliation from Net Income to Adjusted EBITDA:
Net income from continuing operations	$6,005	$5,804	$22,892	$12,499
Adjusted to exclude the following:
Interest and other expense, net	5,720	8,902	16,780	30,459
Income tax expense	1,120	1,247	3,224	3,002
Depreciation and amortization	15,407	16,763	45,786	50,120
Other amortization	1,793	1,590	5,249	4,613
Stock-based compensation expense	11,522	6,724	23,172	21,551
Transaction-related and other non-recurring or unusual costs	3,463	5,423	13,138	14,111
Adjusted EBITDA from continuing operations	$45,030	$46,453	$130,241	$136,355